UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2023

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40263	88-2840659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(800) 231-8527
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GROV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreement

On August 11, 2023 (the “Closing Date”), Grove Collaborative Holdings, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Volition Capital Fund IV, L.P. (the “Investor”), pursuant to which the Company issued and sold to the Investor (i) 10,000 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) at a purchase price equal to $1,000 per share, (ii) a warrant to purchase 1,579,778 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) at a price per share equal to $6.33 (the “Warrant”), and (iii) a warrant to purchase 20,905 shares of Class A Common Stock at a price per share equal to $0.01 (the “Penny Warrant” and, together with the Warrant, the “Warrants” and (i)-(iii) collectively, the “Private Placement”).

Series A Preferred Stock

In connection with the closing of the Private Placement, the Company also filed the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware on the Closing Date setting forth the terms, rights, obligations and preferences of the Series A Preferred Stock.

 Ranking and Dividends

The Series A Preferred Stock shall rank prior and superior to all of the Class A Common Stock, Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”), and any other capital stock of the Company. The rights of the shares of Class A Common Stock, Class B Common Stock and other capital stock of the Company shall be of junior rank to and subject to the preferences and relative rights of the Series A Preferred Stock.

The Series A Preferred Stock has a liquidation preference of $1,000.00 per share (the “Liquidation Preference”). The holders of then outstanding shares of Series A Preferred Stock shall be entitled to receive, only when, as and if declared by the Company’s Board of Directors (the “Board”), out of any funds and assets legally available therefor, dividends at the rate of 6% per annum of the Liquidation Preference for each share of Series A Preferred Stock, prior and in preference to any declaration or payment of any other dividend (other than dividends on shares of Class A Common Stock payable in shares of Class A Common Stock).

 Conversion and Redemption

Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock equal to the sum of (i) the amount determined by dividing (x) the Liquidation Price plus any declared but unpaid dividends to which such share of Series A Preferred Stock is then entitled by (y) the then-effective Conversion Preference in effect on the date the certificate is surrendered for conversion or notice is provided for non-certificated shares and (ii) the Subsequent Issuance Share Adjustment (collectively, the “Conversion Amount”). The “Conversion Price” for shares of Series A Preferred Stock shall initially be $2.11 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like) per share (the “Conversion Rate”). The “Subsequent Issuance Share Adjustment” for shares of Series A Preferred Stock “Subsequent Issuance Share Adjustment” shall initially be equal to zero and shall be adjusted as set forth in Section 6(i) of the Certificate of Designation.

Cash will be paid in lieu of any fractional shares based on the closing market price of the Class A Common Stock on the conversion date. The Conversion Rate is subject to adjustment for customary anti-dilution protections, including for stock dividends, splits, and combinations, rights offerings, spin-offs, distributions of cash or other property (to the extent not participating on an as-converted basis) and above market self-tender or exchange offers. At any time from and after the seven-year anniversary of the Closing Date, the holders of at least a majority of the then-outstanding Preferred Shares may specify a date and time or the occurrence of an event by vote or written consent that all, and not less than all, outstanding Preferred Shares will automatically be, subject to certain exceptions and limitations, redeemed for an amount per share of Series A Preferred Stock equal to the Liquidation Preference plus all accrued or declared but unpaid dividends as of the redemption date and time.

Subject to certain exceptions, upon the occurrence of a fundamental change, voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Company will be required to pay an amount per share of Series A Preferred Stock equal to the greater of (i) $1,000.00 per share or (ii) the consideration per share of Series A

Preferred Stock as would have been payable had all Preferred Shares been converted to Common Stock immediately prior to the liquidation event, plus, in each case, the aggregate amount of all declared but unpaid dividends thereon to the date of final distribution to the holders of Series A Preferred Stock.

 Voting and Consent Rights

Holders of Preferred Shares are entitled to vote with the holders of shares of Common Stock on an as-converted to common basis at any annual or special meeting of stockholders of the Company, and not as a separate class, except as required by Delaware law.

Additionally, for so long as 50% of the Preferred Shares remain outstanding, the Company will be prohibited, without the consent of the holders of at least a majority of the Preferred Shares, from taking various corporate actions, including:

•amend, modify or alter (A) the Certificate of Designation or (B) the Company’s certificate of incorporation (including by filing any new certificate of designation or elimination) or the Bylaws of the Company, in each case with respect to this clause (B) in a manner that adversely affects the rights, preference or privileges of the Series A Preferred Stock;
•increase or decrease the authorized number of shares of Series A Preferred Stock or issue additional shares of Series A Preferred Stock;
•authorize, create, issue or obligate itself to issue (by reclassification, merger or otherwise) any capital stock (or any class or series thereof) that has any rights, preferences or privileges senior to, or on a parity with, the Series A Preferred Stock (a “New Security”) unless the holders of Series A Preferred Stock are offered the opportunity to participate in the offering of the New Security pursuant to Section 9.2 of the Subscription Agreement; or
•authorize, create, issue or obligate itself to issue, assume, incur or guarantee any indebtedness, that is not included in the Company’s budget approved by the Board or otherwise approved by the Board other than (1) the issuance of up to an aggregate of $2,500,000 of indebtedness or (2) trade payables incurred in the ordinary course of business.

Restrictions on Transfer

The holders of Series A Preferred Stock are permitted to transfer their Preferred Shares subject to any applicable legends or legal restrictions arising under applicable law, subject to completion of certain procedures.

Warrants

The Warrants have a three-year term. The Warrants also provide for an exercise on a cash or cashless net exercise basis at any time on or after the date that is six months following the Closing Date.

Registration Rights

The Company has agreed that within 30 days after the Closing Date, the Company will file a registration statement to register the resale of all the shares of Common Stock issuable upon conversion or exercise of the Preferred Shares or Warrants.

Participation Rights

The Subscription Agreements provides Investor, for so long as such Investor and its affiliates continues to hold or beneficially own at least 20% of the Preferred Shares, with a right to participate as investors in future financing transactions by the Company. The right is limited to financing transactions involving equity securities or securities exercisable or convertible for equity securities of the Company, subject to certain exemptions, and will provide such Investor the right to buy a number of new securities, on the same terms and conditions offered to other potential investors, necessary for such Investor to maintain its pro rata ownership percentage in the Company as set forth in the Subscription Agreement.

Beneficial Ownership and Voting Limitations

The Certificate of Designation and the Warrants include certain provisions that prevent Investor from converting its Preferred Shares, voting its Preferred Shares on an as-converted-to-Common Stock basis or exercising its Warrants, as applicable, to the extent such action would result in the Investor beneficially owning or voting in excess of 19.99% of the Company’s outstanding Class A Common Stock.

The foregoing descriptions of the Certificate of Designation, Warrant, Penny Warrant, the Subscription Agreement and the transactions contemplated thereby are only summaries and do not purport to be complete, and are qualified in its entirety by reference to the full text of such instruments, copies of which are attached to this Current Report on Form 8-K as Exhibit 3.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 14, 2023, the Company issued a press release announcing its earnings for the quarter ended June 30, 2023. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided pursuant to this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Subscription Agreement, the Company issued the Preferred Shares as set forth in Item 1.01 above, which is incorporated herein by reference. The powers, designations, preferences, and other rights of the Series A Preferred Stock as are set forth in the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Transition
On August 11, 2023, the Board appointed Jeffrey Yurcisin as President and Chief Executive Officer of the Company, effective August 16, 2023 (the “Effective Date”). Mr. Yurcisin will replace Stuart Landesberg, who will step down from his position as Chief Executive Officer of the Company and will assume the role of Executive Chair of the Company. Mr. Landesberg’s transition is not a result of any disagreement with any member of management or the Board. The Board also appointed John Replogle as its lead independent director.
Mr. Yurcisin, 48, was the President and Chief Executive Officer of Zulily, an e-commerce company from August 2018 to March 2022. Prior to that, he was Vice President, Private Brands at Amazon, a multinational technology company, from 2015 to 2018 and Vice President, Amazon Clothing and Chief Executive Officer of Shopbop, a subsidiary of Amazon, from 2013 to 2015. He became Chief Executive Officer of Shopbop in 2008 after it was acquired by Amazon. Prior to that, Mr. Yurcisin was Product Manager, Senior Buyer, and the Senior Manager leading Sports and Outdoors at Amazon from 2004 to 2008. Before that, Mr. Yurcisin held positions at Boston Consulting Group, Westlaw.com, Broadband Office (a Kleiner Perkins funded startup), and Oliver Wyman from 1997 to 2003. Mr. Yurcisin holds a Bachelor’s degree in Economics from Princeton University and an MBA from Harvard Business School.
Pursuant to the terms of Mr. Yurcisin’s offer of employment, Mr. Yurcisin will be entitled to receive the following compensation and benefits: (i) an annual base salary of $500,000; (ii) an annual target cash incentive opportunity of 100% of his annual base salary, provided that for 2023, Mr. Mr. Yurcisin will receive a payout equal to his target cash incentive opportunity, pro-rated based on the number of days that he was employed by the Company during 2023; and (iii) eligibility to participate in the Company’s standard employee benefit programs available to similarly situated officers of the Company. Additionally, as an inducement to accept employment with the Company, the Company will grant Mr. Yurcisin, effective as of the Effective Date, a service-based restricted stock unit award with respect to 340,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Shares,” and such award, the “RSU Award”) and a performance-based restricted stock unit award with respect to 510,000 Shares (the “PSU Award”). The RSU Award and PSU Award will each vest 25% on August 15, 2024 and in twelve equal quarterly installments thereafter, subject to Mr. Yurcisin’s continued service with the

Company through each applicable vesting date and, in the case of the PSU Award, subject to the achievement of specified stock price metrics within five years following the Effective Date.
In connection with Mr. Yurcisin’s appointment, the Company and Mr. Yurcisin entered into a post-termination benefits agreement (the “Post-Termination Benefits Agreement”), which entitles Mr. Yurcisin to certain payments and benefits in the event of certain terminations of his employment. Under the Post-Employment Benefits Agreement, in the event that Mr. Yurcisin’s employment is terminated by the Company other than for cause (as defined in the Post-Termination Benefits Agreement), death or disability (as defined in the Post-Termination Benefits Agreement), or if Mr. Yurcisin resigns for good reason, in each case, at any time other than during the period beginning three months before and ending twelve months following a change in control (as defined in the Company’s 2022 Equity and Incentive Plan) (the “CIC Period”), then, subject to his execution and non-revocation of a general release of claims in favor of the Company (a “Release”), Mr. Yurcisin will be entitled to receive (i) nine months’ base salary continuation, (ii) monthly cash payments in an amount equal to the monthly employer cost of continued group health plan coverage for Mr. Yurcisin and his dependents, and (iii) the accelerated vesting of the time-vested portions of his outstanding equity awards that would have vested had Mr. Yurcisin remained employed by the Company for nine months following the termination date, with any applicable performance-based vesting conditions to be deemed satisfied at the actual level or such other level specified in the terms of the applicable award agreement. In the event that Mr. Yurcisin’s employment is terminated outside of the CIC Period by the Company other than for cause or he resigns for good reason (as defined in the Post-Termination Benefits Agreement), Mr. Yurcisin will also be entitled to any earned but unpaid performance cash award under the Company’s annual incentive plan for any fiscal year preceding the year in which the termination occurs (the “Prior Year Bonus”).
In addition, in the event that Mr. Yurcisin’s employment is terminated by the Company other than for cause, death or disability or if Mr. Yurcisin resigns for good reason, in each case, during the CIC Period, then, subject to his execution and non-revocation of a Release, Mr. Yurcisin will be entitled to receive the Prior Year Bonus and the payments described in clauses (i) and (ii) in the paragraph above, and, in lieu of the accelerated vesting described in clause (iii) in the paragraph above, the outstanding time-vested portions of his outstanding equity awards will immediately vest in full, with any applicable performance-based vesting conditions to be deemed satisfied at the actual level or such other level specified in the terms of the applicable award agreement.
There are no family relationships between Mr. Yurcisin and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Yurcisin had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.
In connection with Mr. Landesberg’s transition from President and Chief Executive Officer to Executive Chair, the Company and Mr. Landesberg entered into a letter agreement memorizing his entitlement to: (i) an annual base salary of $500,000; (ii) an annual target cash incentive opportunity of 50% of his annual base salary; (iii) a one-time performance bonus in a lump sum amount equal to $500,000 (the “2024 Performance Bonus”), subject to Mr. Landesberg’s assistance in the transition of his duties to Mr. Yurcisin, Mr. Landesberg’s continued employment with the Company through December 31, 2024 and the achievement of an adjusted EBITDA performance goal (the “2024 Performance Bonus”); and (iv) eligibility for annual equity grants equal to 50% of the annual equity grant value awarded to the Company’s Chief Executive Officer (to be calculated without regard to any reduction in the size of the awards granted to the Company’s Chief Executive Officer in 2024 as a result of his partial year of service in 2023), with the grant value reduced to 40% for future annual equity grants. In the event Mr. Landesberg’s employment is terminated without cause or due to good reason (each as defined in the letter agreement) and subject to Mr. Landesberg’s execution and non-revocation of a release of claims in favor of the Company, Mr. Landesberg will be entitled to receive (x) a cash severance payment equal to the sum of (1) one-year of base salary and (2) Mr. Landesberg’s target annual incentive bonus for the year in which such termination occurs, pro-rated based on the number of full months that Mr. Landesberg was employed by the Company, (y) equity vesting equal to the greater of (1) twelve months of accelerated vesting plus pro-rata vesting for the remaining unvested portion of such equity awards based on the number of days he was employed during the applicable vesting period and (2) the vesting acceleration provided for in the applicable equity award agreement and (z) the requirement to remain employed through December 31, 2024 with respect to the 2024 Performance Bonus would be waived. In the event Mr. Landesberg’s employment is terminated due to death or disability, Mr. Landesberg will also be entitled to receive the equity vesting set forth in the preceding sentence.
A copy of the press release issued by the Company on August 14, 2023, regarding this transition is attached as Exhibit 99.1 to this report.

Appointment to Board
The Board approved an increase in the size of the Board from eight to ten directors, and appointed Mr. Yurcisin as of the Effective Date. Mr. Yurcisin will serve as a Class II Director, for a term expiring at the Company’s annual meeting of stockholders to be held in 2024 and until his respective successor has been elected and qualified or until his earlier death, resignation or removal. Pursuant to the Subscription Agreement, the Company agreed to appoint one director designated by Investor to the Board, and on the Closing Date, the Board appointed Larry Cheng, an Investor designee, to serve as a member of the Board as a Class I Director, for a term expiring at the Company’s annual meeting of stockholders to be held in 2026 and until his respective successor has been elected and qualified or until his earlier death, resignation or removal. The Board has determined that Mr. Cheng satisfies the definition of an “independent director” under the listing standards of the New York Stock Exchange. Mr. Cheng is entitled to receive the standard compensation payable to non-employee directors of the Company. In connection with his appointment, Mr. Cheng has waived his right to receive standard compensation payable to non-employee directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the Subscription Agreement, the Company issued the Preferred Shares as set forth in Items 1.01 and 3.03 above, which are incorporated herein by reference. In connection with the closing of the Private Placement, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on the Closing Date setting forth the terms, rights, obligations and preferences of the Series A Preferred Stock. A copy of the Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
Investor Presentation
On August 14, 2023, Grove Collaborative Holdings, Inc. (the “Company”) posted an investor presentation on its investor relations website at investors.grove.co, which may be used in presentations by the Company's management to investors, analysts and others from time to time. A copy of this presentation is furnished as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

The foregoing (including Exhibit 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. The submission of the information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.2 that is provided solely in connection with Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock of Grove Collaborative Holdings, Inc.
4.1	Warrant to Purchase Common Stock, dated as of August 11, 2023
4.2	Warrant to Purchase Common Stock, dated as of August 11, 2023
10.1	Subscription Agreement, dated as of August 11, 2023, by and between Grove Collaborative Holdings, Inc., and Volition Capital Fund IV, L.P.
99.1	Press Release dated August 14, 2023 announcing the Company's earnings for the quarter ended June 30, 2023
99.2	Investor Presentation
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Sergio Cervantes
Name:	Sergio Cervantes
Title:	Chief Financial Officer
Date: August 14, 2023